EXHIBIT 10.5

Option:

GRANITE CITY FOOD & BREWERY LTD.

INCENTIVE STOCK OPTION AGREEMENT

PURSUANT TO 2002 EQUITY INCENTIVE PLAN

Granite City Food & Brewery Ltd., a Minnesota corporation (the “Company”), hereby grants to                                    (the “Optionee”), an option (the “Option”) to purchase an aggregate of                      shares of Stock (the “Shares”), at the price set forth below, and in all respects subject to the terms, definitions and provisions of the Granite City Food & Brewery Ltd. 2002 Equity Incentive Plan (the “Plan”) adopted by the Company, which is attached hereto as Exhibit A and incorporated herein by reference.  Unless otherwise defined herein, the terms used herein shall have the meanings assigned to them in the Plan.

1.             Nature of the Option.  This Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

2.             Exercise Price.  The exercise price for each share of Stock is $      .

3.             Exercise of Option.  This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:

(a)           Expiration Date.  The Option shall expire on                        (the “Expiration Date”).  In no event may this Option be exercised after the Expiration Date.

(b)           Exercisability.  Subject to the remaining terms of this Agreement and the Plan, the Option shall be exercisable and deemed vested cumulatively as follows:                                                     .

(c)           Limitations on Exercisability.  In the event of Optionee’s death, disability or other termination of employment, the exercisability of the Option is governed by Sections 8, 9, and 10 below, subject to the limitations contained in subsections 3(d), (e) and (f).

(d)           Written Notice of Exercise.  Any exercise shall be accompanied by a written notice to the Company specifying the number of shares of Stock as to which the Option is being exercised.  Notation of any partial exercise shall be made by the Company on Schedule I hereto.

(e)           Payment of Purchase Price.  The purchase price of the shares as to which the Option may be exercised shall be paid in full in cash at the time of exercise.

(f)            Compliance with Laws and Regulations.  No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

4.             Change in Control.  Upon the occurrence of a “Change in Control” (as defined in Section 1.3 of the Plan), this Option shall become fully vested and exercisable unless this Option is assumed by the surviving corporation or its parent substitutes options with substantially the same terms for this Option.  The Board or, where applicable, the Committee shall have the right to cancel this Option in the event of a Change in Control, provided that in exchange for such cancellation, the Optionee will receive a cash payment equal to the Change in Control consideration less the exercise price set forth in Section 2 above.

5.             Optionee’s Representations.  In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Act, at the time this Option is exercised, the Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in a form acceptable to the Company.

6.             Method of Payment.  Payment of the exercise price shall be by (i) cash; (ii) check, bank draft or money order; (iii) if authorized by the Board or the Committee, by delivery of shares of Stock (valued at the fair market value thereof on the date of exercise); or (iv) by delivery of a combination of cash and Stock.  The or the Committee may, in order to prevent any possible violation of law, require the payment price to be paid in cash.

7.             Restrictions on Exercise.  This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board.  As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

8.             Termination of Status as an Employee.  In the event of termination of Optionee’s employment or relationship with the Company, Optionee may, but only within three months after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 3 above), exercise this Option to the extent that he was entitled to exercise it at the date of termination.  To the extent that he was not entitled to exercise this Option at the date of termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

In the event Optionee terminates employment voluntarily or is terminated for “cause” (as defined in Section 8.14 of the Plan), then any unvested option shall terminate immediately.  If the employment of Optionee is terminated by the Company or a Related Company for “cause” (as defined in Section 8.14 of the Plan), then the Committee shall have the right to cancel any options granted to Optionee under the Plan.

9.             Disability of Optionee.  Notwithstanding the provisions of Section 8 above, in the event of termination of Optionee’s status as an employee as a result of his Disability, he may, but only within one year from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 3 above), exercise his Option to the extent he was entitled to exercise it at the date of such termination.  To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

10.           Death of Optionee.  In the event of the death of Optionee:

(a)           during the term of this Option and while an employee of the Company and having been in continuous employment (as determined by the or the Committee in their sole discretion) since the date of grant of the Option, the Option may be exercised, at any time within one (1) year following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 3 above), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent Optionee was entitled to exercise the Option at the date of death; or

(b)           within three months after termination, the Option may be exercised, at any time within nine (9) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 3 above), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

11.           Non-Transferability of Option.  Unless approved by the Committee, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him.  The terms of this Option shall be binding upon the Optionee and his personal representatives, heirs, successors and assigns.

12.           Early Disposition of Stock.  Optionee understands that if he disposes of any Shares received under this Option within two (2) years after the date of this Agreement or within one (1) year after such Shares were transferred to him, he may be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured by the difference between the price paid for the Shares and the lower of the fair market value of the Shares at the date of the exercise or the fair market value of the Shares at the date of disposition.  The amount of such ordinary income may be measured differently if Optionee is an officer, director or 10% shareholder of the Company, or if the Shares were subject to a substantial risk of forfeiture at the time they were transferred to Optionee.  Optionee hereby agrees to notify the Company in writing within 30 days after the date of any such disposition.  Optionee understands that if he disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be taxed as long-term capital gain.

13.           Plan Interpretation.  Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Board and, where applicable, the Committee, upon questions arising under the Plan.  In the event of any question or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall govern.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by the officer named below and Optionee has executed this Agreement, both as of the day and year first above written.

Dated:
GRANITE CITY FOOD & BREWERY LTD.

By:
Steven J. Wagenheim
Chief Executive Officer

OPTIONEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S 2002 EQUITY INCENTIVE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY’S RIGHT TO TERMINATE HIS EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board and, where applicable, the Committee, upon any questions arising under the Plan.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

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